                                                                     EXHIBIT 2.9

                                  AGREEMENT AND

                             PLAN OF REORGANIZATION

                               DATED JUNE 4, 1996

                                 BY AND BETWEEN

                              NETSOURCE INTERACTIVE

                                       AND

                         TRANSPHERE INTERNATIONAL, INC.

                               TABLE OF CONTENTS
                               -----------------

                                                                        Page
                                                                        ----

1.       Certain Definitions............................................  1
         1.1      "Code"................................................  1
         1.2      "Commission"..........................................  1
         1.3      "Securities Act"......................................  1
         1.4      "Transaction Documents"...............................  1

2.       Plan of Reorganization.........................................  2
         2.1      The Merger............................................  2
         2.2      Conversion of Shares..................................  2
         2.3      The Closing...........................................  2
         2.4      Effective Time........................................  2
         2.5      Tax Free Reorganization...............................  3
         2.6      Restricted Securities.................................  3

3.       Mutual Covenants...............................................  3
         3.1      Due Diligence, Investigation, and Audits..............  3
         3.2      Regulatory Filings; Consents; Reasonable Efforts......  3
         3.3      Further Assurances....................................  4

4.       Closing Matters................................................  4
         4.1      Filing of Certificate of Merger.......................  4

5.       Conditions to Transphere's Obligations.........................  4
         5.1      NetSource Certificate of Incorporation................  4
         5.2      Date of Closing.......................................  4
         5.3      Filing of Certificate of Merger.......................  4

6.       Conditions to NetSource's Obligations..........................  4
         6.1      NetSource Certificate of Incorporation................  4
         6.2      Date of Closing.......................................  5
         6.3      Filing of Certificate of Merger.......................  5

7.       Termination of Agreement.......................................  5
         7.1      Termination...........................................  5
         7.2      Liability for Termination.............................  5
         7.3      Certain Effects of Termination........................  5
         7.4      Remedies..............................................  5

8.       No Survival of Covenants and Agreements........................  6

9.       Miscellaneous..................................................  6
         9.1      Governing Laws........................................  6
         9.2      Binding upon Successors and Assigns...................  6
         9.3      Severability..........................................  6

         9.4      Entire Agreement.....................................   6
         9.5      Counterparts.........................................   7
         9.6      Expenses.............................................   7
         9.7      Amendment and Waivers................................   7
         9.8      Survival of Agreements...............................   7
         9.9      No Waiver............................................   7
         9.10     Attorneys' Fees......................................   7
         9.11     Notices..............................................   7
         9.12     Time.................................................   8
         9.13     Construction of Agreement............................   8
         9.14     No Joint Venture.....................................   8
         9.15     Pronouns.............................................   8
         9.16     Further Assurances...................................   8
         9.17     Absence of Third Party Beneficiary Rights............   9

EXHIBIT A CERTIFICATE OF MERGER........................................  11

EXHIBIT B RESTATED CERTIFICATE OF INCORPORATION........................  12

                      AGREEMENT AND PLAN OF REORGANIZATION

         This AGREEMENT AND PLAN OF REORGANIZATION (the "Agreement") is entered into this 4th day of June, 1996, by and between NetSource Interactive, a Delaware corporation ("NetSource"), and Transphere International, Inc., a California corporation ("Transphere").

                                     RECITAL

         WHEREAS, subject to and in accordance with the terms and conditions of this Agreement and pursuant to the Certificate of Merger attached hereto as Exhibit A ("Certificate of Merger"), the respective Board of Directors and security holders of NetSource and Transphere have approved the merger of Transphere with and into NetSource (the "Merger"), whereby all of the outstanding shares of common stock of Transphere ("Transphere Stock") will be converted into shares of common stock of NetSource ("NetSource Common Stock").

         WHEREAS, for federal income tax purposes, it is intended that the Merger shall qualify as a tax free reorganization within the meaning of Section 368(a) of the Internal Revenue Code of 1986, as amended (the "Code");

         WHEREAS, the parties hereto desire to set forth certain representations, warranties and covenants made by each to the other as an inducement to the consummation of the Merger.

                                    AGREEMENT

         NOW, THEREFORE, in reliance on the foregoing recitals and in and for the consideration and mutual covenants set forth herein, the parties agree as follows:

            1.    Certain Definitions.

                  1.1. "Code" shall mean the United States Internal Revenue Code of 1986, as amended.

                  1.2. "Commission" shall mean the United States Securities and Exchange Commission.

                  1.3. "Securities Act" shall mean the Securities Act of 1933, as amended, or any similar federal statute and the rules and regulations thereunder, all as the same shall be in effect at the time.

                  1.4. "Transaction Documents" shall mean all documents or agreements attached as an exhibit or schedule hereto, and set forth on the Table of Contents.

             2.    Plan of Reorganization.
                   ----------------------

                   2.1. The Merger. Subject to the terms and conditions of this
                        ----------
Agreement and the Certificate of Merger, Transphere shall be merged with and into NetSource in accordance with the applicable provisions of the laws of the State of California and the State of Delaware, and with the terms and conditions of this Agreement and the Certificate of Merger, so that:

                        (a) At the Effective Time, Transphere shall be merged with and into NetSource. As a result of the Merger, the separate corporate existence of Transphere shall cease and NetSource shall continue as the surviving corporation (sometimes referred to herein as the "Surviving Corporation") and shall succeed to and assume all of the rights and obligations of NetSource in accordance with the laws of California and Delaware.

                        (b) The Certificate of Incorporation and Bylaws of NetSource in effect immediately prior to the Effective Time shall be the Certificate of Incorporation and Bylaws, respectively, of the Surviving Corporation after the Effective Time unless and until further amended as provided by law.

                        (c) Subject to the terms of this Agreement, the directors and officers of NetSource immediately prior to the Effective Time shall be the directors and officers of the Surviving Corporation after the Effective Time. Such directors and officers shall hold their position until the election and qualification of their respective successors or until their tenure is otherwise terminated in accordance with the Bylaws of the Surviving Corporation.

                   2.2. Conversion of Shares. Each share of Transphere Stock,
                        --------------------
issued and outstanding immediately prior to the Effective Time, will be exchanged for approximately 2,298.177 shares of fully paid and nonassessable NetSource Common Stock pursuant to an Exchange Agreement entered into between NetSource and the sole shareholder of Transphere on the date hereof.

                   2.3. The Closing. Subject to termination of this Agreement as
                        -----------
provided in Section 7 below, the closing of the transactions contemplated by this Agreement (the "Closing") shall take place at the offices of Gray Cary Ware & Freidenrich, A Professional Corporation, 400 Hamilton Avenue, Palo Alto, California, as soon as possible upon the satisfaction or waiver of all conditions set forth in Section 5 and Section 6 hereof (the "Closing Date"), or such other time and place as is mutually agreeable to the parties.

                   2.4. Effective Time. Simultaneously with the Closing, the
                        --------------
Certificate of Merger shall be filed in the office of the Secretary of State of the State of Delaware. The Merger shall become effective immediately upon the filing of the Certificate of Merger with such office. The date and time of the effectiveness of the Merger under the laws of Delaware is the "Effective Time."


                                       2.

                   2.5. Tax Free Reorganization. The parties intend to adopt
                        -----------------------
this Agreement as a tax-free plan of reorganization and to consummate the Merger in accordance with the provisions of Section 368(a)(1)(A) of the Code. Each party agrees that it will not take or assert any position on any tax return, report or otherwise which is inconsistent with the qualification of the Merger as a reorganization within the meaning of Section 368(a) of the Code. The NetSource Common Stock issued in the Merger will be issued solely in exchange for the Transphere Stock pursuant to this Agreement, and no other transaction other than the Merger represents, provides for or is intended to be an adjustment to the consideration paid for the Transphere Common Stock. Except for cash paid in lieu of fractional shares, no consideration that could constitute "other property" within the meaning of Section 356 of the Code is being paid by NetSource for the Transphere Stock. In addition, NetSource represents now, and as of the Closing Date, that it presently intends to continue Transphere's historic business or use a significant portion of Transphere's business assets in a business.

                   2.6. Restricted Securities. The NetSource Common Stock will
                        ---------------------
be subject to the following restrictions

                        (a) restrictions imposed by applicable federal and state securities laws;

                        (b) certificates representing NetSource Common Stock will bear legends describing certain of the applicable restrictions on transferability referred to in this Section.

             3.    Mutual Covenants.
                   ----------------

                   3.1. Due Diligence, Investigation, and Audits. At such time
                        ----------------------------------------
prior to the Closing as may be reasonably requested, each party shall make available to the other party and the other party's employees, agents and representatives all information concerning the operation, business and prospects of such party as may be reasonably requested by the other party, including, without limitation, making the working papers of such party's independent certified public accountants available for inspection by the other party's independent certified public accountants. Each party will cooperate with the other party for the purpose of permitting the other party to discuss such party's business and prospects with such party's customers, creditors, suppliers and other persons having business dealings with such party, subject to reasonable confidentiality obligations between the parties.

                   3.2. Regulatory Filings; Consents; Reasonable Efforts.
                        ------------------------------------------------
Subject to the terms and conditions of this Agreement, Transphere and NetSource shall use their respective best efforts to (i) make all necessary filings with respect to the Merger and this Agreement under the Securities Act, and applicable blue sky or similar securities laws and shall use all reasonable efforts to obtain required approvals and clearances with respect thereto and shall supply all additional information requested in connection therewith; (ii) make merger notification or other appropriate filings with federal, state or local governmental bodies or applicable foreign governmental agencies and shall use all reasonable efforts to obtain required approvals and clearances with respect thereto and shall supply all additional information requested in connection therewith; and (iii) take, or cause to be taken, all


                                       3.

appropriate action, and do, or cause to be done, all things necessary, proper or advisable to consummate and make effective as promptly as practicable the transactions contemplated by this Agreement.

                   3.3. Further Assurances. Prior to and following the Closing,
                        ------------------
each party agrees to cooperate fully with the other parties and to execute such further instruments, documents and agreements and to give such further written assurances, as may be reasonably requested by any other party to better evidence and reflect the transactions described herein and contemplated hereby and to carry into effect the intents and purposes of this Agreement.

             4.    Closing Matters.
                   ---------------

                   4.1. Filing of Certificate of Merger. On the date of the
                        -------------------------------
Closing, but not prior to the Closing, the Certificate of Merger shall be filed with the offices of the Secretary of State of the State of Delaware and the merger of Transphere with and into NetSource shall be consummated.

             5.    Conditions to Transphere's Obligations. Unless otherwise
                   --------------------------------------
provided below, Transphere's obligations to close the transactions contemplated under this Agreement are subject to the fulfillment or satisfaction by the Closing Date of each of the following conditions (any one or more of which may be waived by Transphere, but only in a writing signed by Transphere):

                   5.1. NetSource Certificate of Incorporation. NetSource shall
                        --------------------------------------
have amended and restated its Certificate of Incorporation in substantially the form attached hereto as Exhibit B.
                        ---------

                   5.2. Date of Closing. The Closing shall have occurred not
                        ---------------
later than June 30, 1996, or such later date as the parties may mutually agree.

                   5.3. Filing of Certificate of Merger. As of the Closing, the
                        -------------------------------
Certificate of Merger shall have been filed with the Secretary of State of the State of Delaware.

             6.    Conditions to NetSource's Obligations. Unless otherwise
                   -------------------------------------
provided below, NetSource's obligations to close the transactions contemplated under this Agreement are subject to the fulfillment or satisfaction by the Closing Date of each of the following conditions (any one or more of which may be waived by NetSource, but only in a writing signed by NetSource):

                   6.1. NetSource Certificate of Incorporation. NetSource shall
                        --------------------------------------
have amended and restated its Certificate of Incorporation in substantially the form attached hereto as Exhibit B.
                        ---------

                                       4.

                   6.2. Date of Closing. The Closing shall have occurred not
                        ---------------
later than June 30, 1996, or such later date as the parties may mutually agree.

                   6.3. Filing of Certificate of Merger. As of the Closing, the
                        -------------------------------
Certificate of Merger shall have been filed with the Secretary of State of the State of Delaware.

             7.    Termination of Agreement.
                   ------------------------

                   7.1. Termination. This Agreement may be terminated at any
                        -----------
time prior to the Closing by the mutual written consent of each of the parties hereto. This Agreement may also be terminated and abandoned:

                           (a)  By NetSource if any of the conditions precedent
to NetSource's obligations pursuant to Section 6 shall not have been fulfilled at and as of the Closing.

                           (b)  By Transphere if any of the conditions precedent
to Transphere's obligations pursuant to Section 5 above shall not have been fulfilled at and as of the Closing.

                           (c)   By either Transphere or NetSource, if the
Merger is not effected by June 30, 1996.

         Any termination of this Agreement under this Section 7.1 shall be effected by the delivery of written notice of the terminating party to the other parties hereto.

                   7.2. Liability for Termination. Any termination of this
                        -------------------------
Agreement pursuant to this Section shall be without further obligation or liability upon any party in favor of any other party hereto. The provisions of this Section 7.2 shall survive termination.

                   7.3. Certain Effects of Termination. In the event of the
                        ------------------------------
termination of this Agreement by either Transphere or NetSource as provided in
Section 7.1 hereof, each party, if so requested by the other party, will return promptly every document (other than documents publicly available) furnished to it by the other party (or any subsidiary, division, associate or affiliate of such other party) in connection with the transactions contemplated hereby, whether so obtained before or after the execution of this Agreement, and any copies thereof which may have been made, and will cause its representatives and any representatives of financial institutions and investors and others to whom such documents were furnished promptly to return such documents and any copies thereof any of them may have made, or destroy such documents and cause its representatives and such other representatives to destroy such documents, and such party shall deliver a certificate executed by its president or vice president stating to such effect.

                   7.4. Remedies. No party shall be limited to the termination
                        --------
right granted in Section 7.1 hereto by reason of the nonfulfillment of any condition to such party's closing obligations but may, in the alternative, elect to do one of the following:

                        (a) proceed to close despite the nonfulfillment of any closing condition, it being understood that consummation of the transactions contemplated hereby


                                       5.

shall be deemed a waiver of any misrepresentation or breach of warranty or covenant and of any party's rights and remedies with respect thereto to the extent that the other party shall have actual knowledge of such misrepresentation or breach and the Closing shall nonetheless take place; or

                        (b) decline to close and terminate this Agreement as provided in Section 7.1 hereof.

             8.    No Survival of Covenants and Agreements. The representations,
                   ---------------------------------------
warranties, covenants and agreements of the parties contained in Sections 3, 4, 5 and 6 of this Agreement shall terminate at and shall not survive the Closing Date, except for covenants that by their own terms apply after the Closing Date.

             9.    Miscellaneous.
                   -------------

                   9.1. Governing Laws. It is the intention of the parties
                        --------------
hereto that the internal laws of the State of California (irrespective of its choice of law principles) shall govern the validity of this Agreement, the construction of its terms, and the interpretation and enforcement of the rights and duties of the parties hereto.

                   9.2. Binding upon Successors and Assigns. Subject to, and
                        -----------------------------------
unless otherwise provided in, this Agreement, each and all of the covenants, terms, provisions, and agreements contained herein shall be binding upon, and inure to the benefit of, the permitted successors, executors, heirs, representatives, administrators and assigns of the parties hereto.

                   9.3. Severability. If any provision of this Agreement, or the
                        ------------
application thereof, shall for any reason and to any extent be invalid or unenforceable, the remainder of this Agreement and application of such provision to other persons or circumstances shall be interpreted so as best to reasonably effect the intent of the parties hereto. The parties further agree to replace such void or unenforceable provision of this Agreement with a valid and enforceable provision which will achieve, to the extent possible, the economic, business and other purposes of the void or unenforceable provision.

                   9.4. Entire Agreement. This Agreement, the exhibits hereto,
                        ----------------
the documents referenced herein, and the exhibits thereto, constitute the entire understanding and agreement of the parties hereto with respect to the subject matter hereof and thereof and supersede all prior and contemporaneous agreements or understandings, inducements or conditions, express or implied, written or oral, between the parties with respect hereto and thereto. The express terms hereof control and supersede any course of performance or usage of the trade inconsistent with any of the terms hereof.


                                       6.

                   9.5. Counterparts. This Agreement may be executed in any
                        ------------
number of counterparts, each of which shall be an original as against any party whose signature appears thereon and all of which together shall constitute one and the same instrument. This Agreement shall become binding when one or more counterparts hereof, individually or taken together, shall bear the signatures of all of the parties reflected hereon as signatories.

                   9.6. Expenses. Except as provided to the contrary herein,
                        --------
each party shall pay all of its own costs and expenses incurred with respect to the negotiation, execution and delivery of this Agreement, the exhibits hereto, and the other Transaction Documents. If the Merger is consummated, all investment banking, broker's and finder's fees incurred by Transphere and/or its shareholders in connection with the Merger will become obligations of NetSource.

                   9.7. Amendment and Waivers. Any term or provision of this
                        ---------------------
Agreement may be amended, and the observance of any term of this Agreement may be waived (either generally or in a particular instance and either retroactively or prospectively) only by a writing signed by the party to be bound thereby. The waiver by a party of any breach hereof for default in payment of any amount due hereunder or default in the performance hereof shall not be deemed to constitute a waiver of any other default or any succeeding breach or default.

                   9.8. Survival of Agreements. All covenants, agreements,
                        ----------------------
representations and warranties made herein shall survive the execution and delivery of this Agreement and the consummation of the transactions contemplated hereby notwithstanding any investigation of the parties hereto and shall terminate on the date one year after the Closing Date.

                   9.9. No Waiver. The failure of any party to enforce any of
                        ---------
the provisions hereof shall not be construed to be a waiver of the right of such party thereafter to enforce such provisions.

                   9.10. Attorneys' Fees. Should suit be brought to enforce or
                         ---------------
interpret any part of this Agreement, the prevailing party shall be entitled to recover, as an element of the costs of suit and not as damages, reasonable attorneys' fees to be fixed by the court (including without limitation, costs, expenses and fees on any appeal). The prevailing party shall be the party entitled to recover its costs of suit, regardless of whether such suit proceeds to final judgment. A party not entitled to recover its costs shall not be entitled to recover attorneys' fees. No sum for attorneys' fees shall be counted in calculating the amount of a judgment for purposes of determining if a party is entitled to recover costs or attorneys' fees.

                   9.11. Notices. Any notice provided for or permitted under
                         -------
this Agreement will be treated as having been given when delivered personally, sent by confirmed telex or telecopy, sent by commercial overnight courier with written verification of receipt, or mailed postage prepaid by certified or registered mail, return receipt requested, to the party to be notified, at the address set forth below, or at such other place of which the other party has been notified in accordance with the provisions of this Section 9.11


                                       7.

         Transphere:                Transphere International, Inc.
                                    444 Spear Street, Suite 200
                                    San Francisco, California  94105
                                    Attention:  Charles Schoenhoeft

         NetSource:                 NetSource Interactive
                                    444 Spear Street, Suite 200
                                    San Francisco, California  94105
                                    Attention:  Charles Schoenhoeft

         With copy to:              Gray Cary Ware & Freidenrich
                                    400 Hamilton Avenue
                                    Palo Alto, CA 94301
                                    Attention:  Thomas W. Furlong

Such notice will be treated as having been received upon actual receipt.

                   9.12. Time.  Time is of the essence of this Agreement.
                         ----
                   9.13. Construction of Agreement. This Agreement has been
                         -------------------------
negotiated by the respective parties hereto and their attorneys and the language hereof shall not be construed for or against any party. The titles and headings herein are for reference purposes only and shall not in any manner limit the construction of this Agreement which shall be considered as a whole.

                   9.14. No Joint Venture. Nothing contained in this Agreement
                         ----------------
shall be deemed or construed as creating a joint venture or partnership between any of the parties hereto. No party is by virtue of this Agreement authorized as an agent, employee or legal representative of any other party. No party shall have the power to control the activities and operations of any other and their status is, and at all times, will continue to be, that of independent contractors with respect to each other. No party shall have any power or authority to bind or commit any other. No party shall hold itself out as having any authority or relationship in contravention of this Section 9.14.

                   9.15. Pronouns. All pronouns and any variations thereof shall
                         --------
be deemed to refer to the masculine, feminine or neuter, singular or plural, as the identity of the person, persons, entity or entities may require.

                   9.16. Further Assurances. Each party agrees to cooperate
                         ------------------
fully with the other parties and to execute such further instruments, documents and agreements and to give such further written assurances, as may be reasonably requested by any other party to better evidence and reflect the transactions described herein and contemplated hereby and to carry into effect the intents and purposes of this Agreement.


                                       8.

                   9.17. Absence of Third Party Beneficiary Rights. No
                         -----------------------------------------
provisions of this Agreement are intended, nor shall be interpreted, to provide or create any third party beneficiary rights or any other rights of any kind in any client, customer, affiliate, stockholder, partner of any party hereto or any other person or entity except employees and shareholders of Transphere specifically referred to herein, and, except as so provided, all provisions hereof shall be personal solely between the parties to this Agreement.

         IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the date first set forth above.

NETSOURCE INTERACTIVE                      TRANSPHERE INTERNATIONAL, INC.

By: /s/ Charles Schoenhoeft                By: /s/ Charles Schoenhoeft
   ----------------------------               ----------------------------

Title: President                           Title: President
      -------------------------                  -------------------------


                                       9.

                                   EXHIBIT A
                                   ---------

                             CERTIFICATE OF MERGER
                       OF TRANSPHERE INTERNATIONAL, INC.
                          (a California corporation)
                                     INTO
                     NETSOURCE INTERACTIVE SERVICES, INC.
                           (a Delaware corporation)


     The undersigned corporation organized and existing under and by virtue of the General Corporation Law of the State of Delaware, does hereby certify:


     First: That the name and state of incorporation of each of the constituent corporations of the merger is as follows:


             Name                                State of Incorporation
             ----                                ----------------------

     Transphere International, Inc.                    California
     NetSource Interactive Services, Inc.              Delaware


     Second: That an Agreement and Plan of Reorganization dated as of June 4, 1996, between NetSource Interactive Services, Inc. and Transphere International, Inc. has been approved, adopted, certified, executed and acknowledged by each of the constituent corporations in accordance with the requirements of Section 252 of the General Corporation Law of the State of Delaware and Section 1201 of the California General Corporate Law.


     Third: That the name of the surviving corporation of the merger is NetSource Interactive (the "Surviving Corporation").


     Fourth: That the Certificate of Incorporation of NetSource Interactive Services, Inc. shall, as of the effective time of the merger, be the Certificate of Incorporation, as amended, of the Surviving Corporation.


     Fifth: That the executed Agreement and Plan of Reorganization is on file at the principal place of business of the Surviving Corporation. The address of said principal place of business is 444 Spear Street, Suite 200, San Francisco, California 94105.


     Sixth: That a copy of the Agreement and Plan of Reorganization will be furnished by the Surviving Corporation upon request and without charge to any stockholder of any constituent corporation.


     Seventh: The authorized capital stock of Transphere International, Inc. is 4,000 shares of Common Stock, no par value.



     IN WITNESS WHEREOF, the undersigned has caused this Certificate to be executed by its duly authorized officer this 4th day of June, 1996.



                                           NETSOURCE INTERACTIVE
                                           SERVICES, INC.
                                           (a Delaware corporation)



                                           By:  /s/  Charles  Schoenhoeft
                                              ----------------------------
                                               Charles  Schoenhoeft



                                      10.

                                   EXHIBIT B
                                   ---------

                     RESTATED CERTIFICATE OF INCORPORATION

                            [intentionally omitted]











                                      11.